Exhibit 10.4


                            STOCK PURCHASE AGREEMENT

The Stock Purchase Agreement (hereinafter the "Agreement") is entered into effect as of this 6th day of December 2002, by and among IVI Communications, A Nevada corporation (hereinafter "IVI"), and Quik Communications Hosting, Inc., a California corporation (hereinafter "QuikCom"), and the owners of all the outstanding shares of common stock of QuikCom (hereinafter "QuikCom Stockholders").

                                    RECITALS:

WHEREAS, subject to approval of the Boards of Directors of IVI and QuikCom, IVI desires to acquire all the shares of QuikCom from the QuikCom Stockholders which comprises_______________ shares (the " QuikCom Common Stock") in exchange for one million two hundred fifty thousand shares ($1,250,000) of IVI Common Stock. IVI desires to acquire the QuikCom Common Stock solely in exchange for voting common stock of IVI, making QuikCom a wholly-owned subsidiary of IVI in a tax free reorganization; and


NOW, THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT


1. Exchange of Shares. IVI and QuikCom Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the QuikCom Common Stock shall be delivered to John Holt Smith at Closing to IVI in exchange for the IVI Shares, as follows:

         (a) At Closing IVI shall, subject to the conditions set forth herein, shall issue an aggregate of one million two hundred fifty thousand (1,250,000) shares of IVI Common Stock for delivery to the QuikCom Stockholders.

         (b) Subject to Board approval of IVI and QuikCom;

         (c) Unless otherwise agreed by IVI and QuikCom, this transaction shall close only in the event IVI is able to acquire all of the outstanding QuikCom Common Stock in exchange for the IVI Shares.



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2. Exchange of Securities. As of the Closing Date, each of the following shall occur:

         (a) Each share of QuikCom Common Stock issued and outstanding immediately prior to the Closing Date shall be agreed to be exchanged for one million two hundred fifty thousand (1,250,000) shares of IVI Common Stock. All such outstanding shares of QuikCom Common Stock shall be deemed, after Closing, to be owned by IVI. The holders of such certificates previously evidencing shares of QuikCom Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of QuikCom Common Stock except as otherwise provided herein or by law;

         (b) Any shares of QuikCom Common Stock held in the treasury of QuikCom immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

3. Representations of QuikCom Stockholders. Each QuikCom Stockholder hereby represents and warrants each only as to its own QuikCom Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A," the QuikCom Common Stock is free from claims, liens or other encumbrances, and at the Closing Date said QuikCom Stockholder will have good title and the unqualified right to transfer and dispose of such QuikCom Common Stock.

         (b) Each QuikCom Stockholder, respectively, is the sole owner of the issued and outstanding QuikCom Common Stock as set forth in Exhibit "A;"

         (c) No QuikCom Stockholder has the present intent to sell or dispose of the IVI Shares and no QuikCom Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the IVI Shares.

4. Representations of QuikCom. QuikCom hereby represent and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) QuikCom has no outstanding or authorized capital stock, warrants, options or convertible securities other than as previously described.

         (b) QuikCom is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, and to its best knowledge, no material litigation, claims, assessments, or any governmental proceedings are threatened

         (c) QuikCom is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on QuikCom.



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         (d) QuikCom has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required opt be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (e) QuikCom has not materially breached any material agreement to which it is a party. QuikCom has previously given IVI copies or access thereto of all material contracts, commitments and/or agreements to which QuikCom is a party, including all relationships or dealings with related parties or affiliates.

         (f) QuikCom has no subsidiary corporations.

         (g) QuikCom has made all material corporate financial records, minute books and other corporate documents and records available for review to present management of IVI prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (h) The execution of this Agreement does not materially violate or breach any material agreement or contract to which QuikCom is a party and has been duly authorized by all appropriate and necessary corporate action under California or other applicable law and QuikCom, to the extent required has obtained all necessary approvals or consents required by any agreement to which QuikCom is a part.

         (i) All disclosure information regarding QuikCom which is to be set forth in disclosure documents to IVI or otherwise delivered to IVI by QuikCom is true, complete and accurate in all material respects.

5. Representations of IVI. IVI hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the IVI Shares, to be issued and delivered to the QuikCom Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of IVI common stock, fully paid and nonassessable.



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         (b) IVI has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of IVI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which IVI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to IVI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of IVI.

         (c) IVI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (d) IVI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which re due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on IVI, and has paid or made adequate provision in the IVI Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. IVI is not delinquent or obligated for any tax penalty, interest, delinquency or charge.

          (e) IVI has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that IVI has breached, any of the terms or conditions of any agreements, contract or commitments to which it is a party or by which it or its assets are bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which IVI is subject. IVI hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed all relationships or dealings with related parties or affiliates.

         (f) IVI is purchasing QuikCom on an "AS IS" basis



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6. Repurchase Option. The QuikCom Stockholders have a put to repurchase QuikCom for the one million two hundred fifty thousand (1,250,000) IVI shares in the event that IVI does not closed its pending acquisition of the operations of Arizona Internet, LLC by February 1, 2003 or in the event that IVI doe not become cash positive that is does accomplish a zero burn rate by May 2, 2003.(?????)

7. Closing. The initial Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than Dec 12, 2002, unless extended by mutual consent of all parties hereto.


8. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth therein.

9. Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or sent by prepaid first-class registered or certified mail, return receipt requested.

         (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Governing Law. This Agreement shall be construed and enforce in accordance with the laws of the State of California.

         (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (j) Time. Time is of the essence.

         (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (l) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses regardless of whether the transactions contemplated herein are completed.



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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         QuikCommunications Hosting Inc.



 By:  /s/ John Snyder                  Date:  12/09/02
          John Snyder, President

 By   /s/ Sheryl Snyder                Date:  12/09/02
          Sheryl Snyder, Shareholder

                        IVI Communications Inc.


By:  /s/ Nyle Henson                   Date:  12/06/02
     Nyhl Henson, President